UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 11, 2014
Date of Earliest Event Reported: August 5, 2014
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On August 5, 2014, Mid-Con Energy Partners LP (the “Partnership”) and Mid-Con Energy Properties, LLC (“Properties”), its wholly-owned subsidiary, completed the previously announced acquisition of oil property located in Creek County, Oklahoma, pursuant to the definitive purchase and sale agreement (the “Purchase Agreement”) with Mid-Con Energy III, LLC (“Mid-Con III”), an affiliate of the Partnership (the “Acquisition”). The purchase price for the Acquisition was $56.5 million (i) with approximately $4.5 million in cash, financed through borrowings under the Partnership’s revolving credit facility, and (ii) the issuance of 2,214,659 common units representing limited partner interests in the Partnership (“Common Units”), having an approximate value of $52 million. The value of the Common Units issued as partial consideration for the Acquisition was based on the trailing ten day volume weighted average price of the Common Units.
The Purchase Agreement was previously included as Exhibits 2.1 to the Partnership’s Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

	Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the pro forma financials as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.                    Description

2.1
Purchase and Sale Agreement dated July 24, 2014 by and among Mid-Con Energy III, LLC, Mid-Con Energy Properties, LLC and Mid-Con Energy Partners, LP (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed July 25, 2014).

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: August 11, 2014	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                    Description

2.1
Purchase and Sale Agreement dated July 24, 2014 by and among Mid-Con Energy III, LLC, Mid-Con Energy Properties, LLC and Mid-Con Energy Partners, LP (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed July 25, 2014).